Exhibit 99.1

PTGi Retains Jefferies & Company, Inc.

MCLEAN, VA – (MARKET WIRE) – October 4, 2011 – Primus Telecommunications Group, Incorporated (PTGi) (NYSE: PTGI), a global facilities-based integrated provider of advanced telecommunications products and services, announced today that a special committee of its Board of Directors has retained the services of Jefferies & Company, Inc. to explore and evaluate strategic alternatives to enhance shareholder value, which may include (but may not be limited to) a sale, merger or other business combination involving PTGi, a recapitalization of PTGi, a joint venture arrangement, the sale or spinoff of PTGi assets or one or more of its business units, or the continued execution of PTGi’s business plans. PTGi has not set a timetable for completion of the evaluation process or made a decision to pursue any particular transaction, and there can be no assurance that any transaction will be pursued or completed. PTGi does not intend to provide updates or make any further comments regarding the evaluation of strategic alternatives, unless the Board of Directors has approved a specific transaction or otherwise deems disclosure appropriate.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is a leading provider of advanced communication solutions, including, traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, Australia, and Brazil. PTGi is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada, Australia, and Brazil. Founded in 1994, PTGi is headquartered in McLean, Virginia.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). All statements, other than statements of historical fact, included herein that address activities, events or developments that PTGi expects, believes or anticipates will or may occur in the future, including statements regarding PTGi’s beliefs, expectations, prospects, strategic plans and statements regarding the potential for future transactions, are forward-looking statements. These forward-looking statements are based on the information available to, and the expectations and assumptions deemed reasonable by, PTGi at the time this news release is issued. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially including, among other things, those outlined in our filings with the SEC, including PTGi’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the SEC. Factors that relate to PTGi’s strategic review process include uncertainty regarding the length or complexity of the strategic review process, the possibility that the strategic review process will not lead to any transaction, the potential that the process will distract the attention of PTGi’s Board of Directors and management from its business, the potential that PTGi will incur significant expenses pursuing one or more transactions unsuccessfully, the risk that PTGi’s pursuit of strategic alternatives will impair its relationships with customers, suppliers and employees, and the risk of claims or litigation arising from PTGI’s pursuit of strategic alternatives. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, PTGi does not undertake any obligation to update or revise its statements made in this press release, whether as a result of new information, future events or otherwise, including any undertaking to disclose developments with respect to the strategic review process until such time as its Board of Directors approves a specific transaction or otherwise deems disclosure appropriate.

Contact:

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio, Vice President

212-838-3777

ccapaccio@lhai.com

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